Exhibit 23-1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT
General Finance Corporation:
      We hereby consent to the use in this Registration Statement of our opinion dated October 19, 2005 appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
LaRUE, CORRIGAN & McCORMICK LLP
Woodland Hills, California
November 18, 2005